Exhibit 10.1

MASTER ASSIGNMENT AGREEMENT

THIS AGREEMENT is made at __________ on this ____ day of June 2007, between Novasoft Information Technology (Europe) Limited (Co. No.3653100)  a corporation incorporated and existing under the laws of England and having its principal place of business at  7/8, Shenley Pavillions, Chalkdell Drive, Shenley Wood, Milton Keynes, MKS 6LB  (hereinafter referred to as “ the Assignor”, which expression shall mean and include its representatives, successors and permitted assigns) of the ONE PART;

AND

Intelligroup Europe Limited (Co no. 03205142) a company incorporated under the laws of England , and having its registered office at Challenge House, Sherwood Drive, Bletchley, Buckinghamshire, MK3 6DP (hereinafter referred to as “the Assignee” which expression shall mean and include its representatives, successors and permitted assigns) of the SECOND PART.

RECITALS:

WHEREAS

1.                    The Assignor is engaged in the business of providing IT consultancy, support and such other services to its customers.

2.                    The Assignee is, inter alia, engaged in the business of providing IT consultancy, support and such other services to its customers ; and

3.                    The Assignor wishes to assign and the Assignee wishes to accept such assignment of the rights and obligations under Contracts as in Part I, Employees as under Part II and the Lease as under part III to this Agreement. Further, the Assignor also wishes to sell and transfer and the Assignee also wishes to purchase and take delivery of the Moveable Fixed Assets.

IN CONSIDERATION of the respective representations and warranties hereinafter set forth and of the mutual covenants and agreements and Consideration contained herein  THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	PRELIMINARY

1.1	Definitions

1.1.1	“Agreement” shall mean this agreement, annexures including any written modification and amendment thereof signed by the Parties.

1.1.2

“Assignor” shall mean Novasoft Information Technology (Europe) Limited  or its parent company namely,  NovaSoft Information Technology Corporation, U.S.A for purposes of any and all indemnity or indemnification provisions contained herein.

1.1.3

“Contracts” shall mean the contracts entered into with various parties by Assignor, as identified in Schedule A including the rights and obligations arising out of such contracts and the receivables and work in progress relating thereto.

1.1.4	“Customers/Consultants” means the parties referred to in Schedule A with whom the Assignor has entered into the Contracts, including their successors and assigns.

1.1.5

“Closing” shall mean the date agreed upon by the Parties, which shall be no later than 5 business days from the date on which the last of the Conditions Precedent set out in this Agreement are satisfied on which date the Contracts, the Employment Agreements and the Lease Agreement stand assigned and the Moveable Fixed Assets stand transferred in favour of the Assignee in the manner set out in this Agreement.

1.1.6	“Employment Agreement” shall mean the employment agreement between each of the Employees and the Assignor.

1.1.7	“Employees” shall mean those employees of the Assignor who are immediately prior to Closing employed by the Assignor and for the purposes of identification are set out in Schedule E hereto.

1.1.8

“Leased Premises” shall mean lease of premises between the Assignor and the concerned landlord pursuant to the Lease Agreement dated 23rd February 2006 in respect of the premises situate at Office Units 7 & 8, Shenley Pavilions, Shenley more fully described in Annexure I to Schedule D hereto.

1.1.9	“Moveable Fixed Assets” shall mean the assets as per the list set out in Schedule F.

1.1.10	“Party” - The term “Party” shall mean the Assignor and Assignee individually and the “Parties” shall mean the Assignor and the Assignee jointly.

1.1.11	“Territory” shall mean the United Kingdom.

1.1.12	“Regulations” shall mean The Transfer of Undertakings Protection of Employment) Regulations 2006

1.2	Rules of Interpretation

In this Agreement unless the context requires otherwise:

1.2.1	references to statutes are to the statutes in force in the United Kingdom for the time being ;

1.2.2	references to recitals and clauses are references to recitals and clauses of and to this Agreement unless otherwise stated.

1.2.3	Unless the context requires otherwise, the singular shall mean the plural and vice versa.

1.3	Headings

The headings in this Agreement are inserted for convenience only and shall not be taken into account in the construction of any provision of this Agreement.

2.	ASSIGNMENT AND CONSIDERATION

2.1

The Assignor hereby agrees to assign and transfer the Contracts to the Assignee on the Closing date, free and clear of any mortgage, lien, pledge, security, interest, conditional sales agreement or other encumbrances of any kind whatsoever, subject to the satisfaction of the Conditions Precedent, subject to and in accordance with the provisions of Part I of the Agreement set out below.

2.2

The Assignor hereby agrees to assign and transfer the Employees to the Assignee on the Closing date in accordance with the provisions of Part II of the Agreement set out below, and shall cause each of the Employees to execute an Amendment Agreement with the Assignee substantially in the form set out in Schedule C.

2.3

The Assignor hereby agrees to assign and transfer the lease of the Leased Premises to the Assignee on the Closing date in accordance with Part III of this Agreement set out below, and shall cause the concerned landlord of the Leased Premises to execute an agreement in relation to the assignment of the lease substantially in the form set out in Schedule D.

2.4

The Assignor hereby agrees to sell and transfer the Moveable Fixed Assets to the Assignee on the Closing date, free and clear of any lien, pledge, security, interest, conditional sales agreement or other encumbrances of any kind whatsoever.

2.5

The aggregate consideration for the assignment of the Contracts, Employment Agreement and the Lease Agreement pursuant to Part I, II and III of this Agreement respectively and sell and transfer of Moveable Fixed Assets, shall be as follows–

(i)	USD 1.7 million to be paid upfront in cash by the Assignee to the Assignor on the Closing, in free and clear funds without any deduction or withholding whatsoever.

2.6

In addition to the consideration to be paid pursuant to clause 2.5 hereinabove, the Assignee shall make payment of the following amounts to the Assignor, in free and clear funds without any deduction or withholding whatsoever:

2.6.1

Within three (3) business days of Assignee’s receipt of payment from Customer/Consultants against the bills of Assignor, Assignee shall transfer to Assignor the amount actually paid by the Customers/Consultants to the Assignee for the work performed and services rendered by the Assignor to the Contractors/Consultants pursuant to the Contracts. Assignee shall use its best endeavor to recover Assignor’s dues from the Contractors/Consultants. The Assignee shall provide necessary assistance to Assignor for recovery of such dues from the Contractors/Consultants including instituting recovery suits and other legal proceedings (at the cost of Assignor) against Contractors/Consultants as may be required for recovery of such dues and

2.6.2

the amount of security deposit, advance rent or any other advances paid by the Assignor to or on behalf of the landlord of the Leased Premises, as on  Closing, as certified by the Assignor and such landlord in writing.

3.	CLOSING

Subject to the terms and conditions hereof, it is expected that the Closing shall take place at the offices of the Assignee on July 15, 2007 or on such date or place as the Parties may agree upon after the satisfaction of the Conditions Precedent. The Parties agree that the Closing shall in any event take place on or prior to eight (8) weeks following the execution of this Agreement failing which this agreement shall terminate without any further act of the Parties.

4.	CONDITIONS PRECEDENT FOR OBLIGATIONS

4.1	Conditions Precedent for Assignee’s obligations.

Each of the obligations of the Assignee to be performed under this Agreement shall be subject to the following conditions precedent:

(i)	That the Assignor and the Customers/Consultants are in compliance of their respective material obligations to each other under the Contracts up to the date of Closing.

(ii)

That the Assignor has received/paid all amounts due to/by it from/to the Customers/Consultants and that as on May 31, 2007 there are no amounts outstanding from/to the Customers/Consultants but for the amounts due as detailed in Schedule B hereto.

(iii)	That the Contracts are valid, binding and enforceable in respect of each of the contracting parties thereto.

(iv)

That the Assignor has provided a certificate counter signed by the respective Customers/Consultants setting out percentage of work completed/remaining and the amounts outstanding/due under or in respect of each of the Contracts.

(v)	That the Assignor has duly obtained the written consent from each of the Customers/Consultants approving the assignment of each of the Contracts in favour of the Assignee.

(vi)	That the representations and warranties made in this Agreement hereof remain true and correct in all material respects as of the Closing.

(vii)	That the assignor has obtained duly executed compromise agreements in respect of the employees not being transferred pursuant to this agreement as listed in Schedule G

4.2	Conditions Precedent for Assignor’s obligations.

Each of the obligations of the Assignor to be performed hereunder shall be subject to the conditions precedent that the representations and warranties of the Assignee made in this Agreement hereof remain true and correct as on the Closing.

5.	REPRESENTATIONS AND WARRANTIES

5.1	ASSIGNOR’S REPRESENTATIONS AND WARRANTIES

5.1.1	Organization and Good Standing.

Each Assignor is a corporation duly formed, validly existing and in good standing under the laws of the United Kingdom.

5.1.2	Authority

This Agreement and all transactions contemplated hereby have been duly authorized and all requisite corporate actions on the part of the Assignor which are necessary in order to enable the Assignor to enter into and perform the same have been obtained. This Agreement constitutes a valid and binding obligation enforceable against the Assignor in accordance with its terms.

5.1.3	Approval.

The Assignor has the approval of all governmental or regulatory bodies required for the Assignor under this Agreement. All such consents, permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them, to the Assignor’s knowledge, is threatened, and none of such consents, permits, licenses, orders or approvals will be materially and adversely affected by this Agreement.

5.1.4	Litigation.

To the best of the knowledge of Assignor, there are no material actions, suits, proceedings or investigations  pending or, threatened against the Assignor, which affects or could reasonably be expected to affect the transactions contemplated in this Agreement, before any state, statutory or regulatory authority; and the Assignor is not operating in violation of or in default with respect to, any judgment, order, writ, injunction or decree of any court, state, statutory or regulatory authority.

5.1.5	Compliance with Law.

The Assignor is not in violation of any laws or material governmental orders, rules or regulations to which the Assignor is subject.

5.1.6	Disclosure.

No representations or warranties made by the Assignor in this Agreement omits to state any material fact necessary to make such representations or warranties not misleading.

5.2	ASSIGNEE’S REPRESENTATIONS AND WARRANTIES

5.2.1	Organization and Good Standing.

The Assignee is a corporation duly formed, validly existing and in good standing under the laws of England and Wales.

5.2.2	Corporate Authority.

The Assignee has full authority and power to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach, violation or default or give rise to an event which, with the giving of notice or the passage of time, would result in a breach, violation or default of any of the terms or provisions of the Assignee’s Certificate of Incorporation or By-Laws or of any other indenture, agreement, judgment, decree or other instrument or restriction to which the Assignee is a party or by which the Assignee may be bound; the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorized by all requisite corporate actions on the part of the Assignee and no further authorization or approval, whether of the shareholders or directors of the Assignee or governmental bodies or otherwise, is necessary in order to enable the Assignee to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against the Assignee in accordance with its terms.

5.2.3	Governmental Approval.

The Assignee has all permits, licenses, orders and approvals of all federal, state, local and foreign governmental or regulatory bodies required for the Assignee to consummate the transactions contemplated by this Agreement. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them, to the Assignee’ knowledge, is threatened, and none of such permits, licenses, orders or approvals will be materially and adversely affected by the consummation of the transactions contemplated by this Agreement.

6.	INDEMNIFICATION & WAIVER OF CLAIMS

6.1	Indemnity against Claims.

Subject to clause 6.2 hereof, the Assignor hereby agrees to jointly and severally indemnify and hold the Assignee harmless from and against any and all damages directly incurred by the Assignee resulting from any material misrepresentation or breach of any warranty, including representations and warranties related to employees set forth in Section 11, on the part of Assignor. Upon receipt of written notices by the Assignee of such damages, the Assignor shall have thirty (30) days to remedy such damage.

6.2	Notice of Claim, Assumption of Defense & Settlement of Claims.

With respect to any indemnities of the Assignor pursuant to clause 6.1 hereof, the Assignee shall promptly give written notice to the Assignor after the Assignee has knowledge of any claim as to which recovery may be sought against the Assignor pursuant to Clause 6.1 hereof and shall permit the Assignor to assume the defense of any such claim or any litigation resulting from such claim with counsel of its choice. The Assignor shall not, in the defense of such claim or any litigation resulting there from, enter into any settlement (except with the prior written consent of the Assignee) which has the effect of creating a liability against the Assignee.

6.3	Indemnification by the Assignee

The Assignee agrees to indemnify and hold the Assignor harmless from and against any and all liabilities, losses, damages, claims, costs and expenses of the Assignor resulting from (i) any material misrepresentations or breach of any representation on the part of the Assignee, or (ii) any liability or obligation accruing on or after the date of Closing in respect of the transaction contemplated under this Agreement. The procedures set forth in Clause 6.2 hereof shall apply to indemnification under the Clause 6.3.

6.4	Limitation of Liability

Notwithstanding anything to the contrary contained in this Agreement, the liability of the Assignor (in aggregate) under Clause 5.1 hereof or any other provisions of the Agreement shall not exceed the sum equivalent to 50% of the consideration amount actually received by the Assignor from the Assignee.

Further, after Closing and receipt of the Consideration by the Assignor referred to in 2.5 (i), 2.6.1 and 2.6.2 herein notwithstanding anything to the contrary  the liability of Assignee (in aggregate) under Clause 6.3 hereof or any other provisions of the Agreement shall not exceed the sum equivalent to 50% of the consideration amount actually paid by Assignee to Assignor.

Neither party shall be liable to the other party for any form of incidental, indirect or consequential damages of any kind.

7.	FURTHER ASSURANCES

The Assignor agrees that it will at any time and from time to time after the Closing, upon the reasonable request of the Assignee, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acknowledgements, deeds, assignments, transfers, conveyances, and assurances as may be mutually agreed between the Assignor and the Assignee for the better assigning, transferring, granting, conveying, assuring and confirming to the Assignee and to its respective successors and assigns, or for aiding and assisting in collecting and reducing to possession, any and all of the assets to be assigned to the Assignee as provided herein.

8.	GENERAL

8.1	Notices.

All notices, request, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally of, if mailed, four days after the date of deposit in the mail, if addressed :

(a)	in the case of the Assignor, to:
NovaSoft Information Technology Corporation,
181, Washington Street, Suite 525
Conshohocken, PA 19428
Attention: CEO

(b)	in the case of the Assignee, to:
Intelligroup, Inc.
499 Thornall Street, 11th Floor
Edison, NJ 08837
Attention: Legal Department

or to such other address or to such other person as the Assignee or the Assignor shall have last designated by notice to the other parties given as herein provided.

8.2	Modification.

This Agreement contains the entire agreement among the Parties hereto with respect to the transactions contemplated herein. All prior negotiations, agreements and the understandings are superseded hereby. This Agreement shall not be modified or amended except by any instrument in writing signed by or on behalf of the Parties hereto.

8.3	Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the English law.

8.4	Binding Effect.

This Agreement shall be binding upon the parties and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective Parties hereto.

8.5	Transaction Expense.

Notwithstanding anything else in the Agreement to the contrary, the parties hereto shall each be responsible for the payment of any and all of its own expense, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement.

8.6	Assignment.

None of the parties shall assign any of their rights or obligations under this Agreement without the prior written consent of the other parties, which consent shall not be unreasonably withheld.

8.7	Announcements

Save and except the announcements, statement or circular required pursuant to any law or regulation, no announcement, statement to the press or circular relating to any matters referred to in this Agreement shall be made or issued by or on behalf of any of the Parties prior to the Closing, without the prior written approval of the other party hereto.

8.8	Dispute Resolution

In the event of any dispute, differences or claim(s) arising out of or in connection with or relating to this Agreement, the Parties shall attempt to first resolve such dispute, difference or claim(s) through discussions between the senior executives or chief executives of the Parties.

If the dispute is not resolved through such discussions within 30 days after the receipt of written notice for mutual discussions, the dispute, difference or claim(s) shall be finally settled by arbitration under the United Nations Commission on International Trade Law Arbitration Rules (the “UNCITRAL Rules”) as are in force at the time of any such arbitration.  For the purpose of such arbitration, the Parties shall mutually appoint a three arbitrator panel. In the event the Parties fail to appoint such panel of three arbitrators, then each party shall appoint one arbitrator and the two arbitrators so appointed shall mutually agree upon the appointment of the third arbitrator in accordance with UNCITRAL Rules. All arbitration proceedings shall be conducted in English language and the place of arbitration shall be in London. The arbitration award shall be binding on and non - appealable by all the parties. Judgement upon any arbitration award so rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order to enforcement, as the case may be. The cost of arbitration shall be borne by the losing party.  The governing law of the contract shall be the substantive law of England and Wales.

Each of the Parties agrees that notwithstanding that a matter may be referred to arbitration as provided herein, the Parties shall nevertheless, pending the resolution of the controversy or disagreement, continue to fulfil their obligations under this Agreement, so far as they are reasonably able to do so.

9.	FORCE MAJEURE

9.1

Neither Party shall be liable to the other for any failure to perform its obligations under this Agreement (save and except the obligation to make the payment when due) if such performance has been delayed or prevented by force majeure. The notification of force majeure and any abatement thereof shall be made promptly in writing by the Party suffering such force majeure event.

9.2

For the purposes of Clause 9.1, force majeure shall mean circumstances beyond the reasonable control of the Party affected including but not limited to war, hostilities, riots, acts of terrorism, flood, fire or other physical disaster, change in Government policies, acts of the Government or Governmental bodies (including but not limited to legislative bodies or agencies), strikes or other industrial disputes or labour disturbances.

9.3

A Party invoking the provisions of this Clause shall take all actions, which are reasonable in the circumstances to overcome the force majeure situation and to resume the performance of its obligations hereunder.

PART I

10.	ASSIGNMENT OF CONTRACTS

10.1	THE ASSIGNOR’S REPRESENTATIONS & WARRANTIES RELATING TO ASSIGNMENT OF CONTRACTS

The Assignor represents and warrants to the Assignee as follows:

10.1.1	No Encumbrances

Other than as may be specifically set forth herein, none of the Contracts:

(i)

contravenes any applicable law or ordinance or any other administrative regulation or violates any restrictive covenant or any provision of law, the enforcement of which would result in any liability to the Assignee or would in any respect interfere with or prevent the current and continued implementation of the Contracts, or

(ii)

other than as set forth herein, is subject to any agreement or arrangement between the Assignor and any third person which has an adverse effect upon the Assignor’s ability to assign the Contracts as set out herein.

10.1.2	Customer/Consultant documents.

Any Customer/Consultant related documents provided by Assignor to Assignee prior to the Closing date are true and correct copies of the Customer/Consultant documents in Assignor’s possession as of the Closing date.  As of the Closing date, to Assignor’s knowledge, none of the Customers/Consultants  intends to exercise any right to cancel any order or commence legal proceedings, in each case as a result of a default or alleged default of Assignor and there does not exist as of the Closing date any default of Assignor, or, to assignor’s knowledge, of the Customer/Consultant thereto (except for aged accounts receivable from the Customer), or event or condition that, with notice or lapse of time, or both, would constitute a default of the Customer’s/Consultant’s obligations.  The Assignor covenants to provide, as of the Closing date, the customer wise break up of the value of orders placed by the Customers not yet taken up for execution as well as the value of such portion of orders under execution that remain to be executed.

10.1.3	Tax Matters.

Assignor has no knowledge of any tax deficiency against Assignor related to the Contracts. To the Assignor’s Knowledge, all taxes and other assessments and levies related to the Contracts, Employment Agreements and Leased Premises that Assignor was required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental entity.

10.2	COVENANTS OF THE ASSIGNOR RELATING TO ASSIGNMENT OF CONTRACTS

10.2.1	Announcements.

Assignor shall co-operate with the Assignee after the Closing date to coordinate the preparation of communications to Customers relating to this transaction.

10.2.2	Post-Closing Cooperation.

In connection with the assignment of the Contracts, the Assignor on the one hand, and the Assignee, on the other, shall cooperate with each other to the extent practicable, until one year from the Closing date, with respect to any administrative actions or proceedings, litigations and any other matters involving third parties that my occur after the Closing. The party requesting cooperation shall be responsible for the reasonable cost incurred by the other party.

PART II

11.	EMPLOYEES

11.1

The parties acknowledge that the transaction herein constitutes a relevant transfer for the purposes of the Regulations so that the contracts of employment of the Employees will take effect as if made between the Assignee and the Employees at Closing.

11.2	The Assignor shall be responsible for all emoluments of the Employees in respect of the period up to Closing.

11.3

Subject to Clause 6.4 of this Agreement, the Assignor shall indemnify the Assignee against any Employee related liability arising after Closing relating to or arising from events occuring prior to and up to Closing and any liability which the Assignee incurs under the Regulations for any costs and claims related to Employees of Assignor arising from events or circumstances ocurring prior to and  up to Closing.

11.4	Warranties relating to Employees

11.4.1	The Assignor warrants that all the Employees will be transferred on Closing save those listed in Schedule G

11.4.2	There are not in existence any contracts or arrangements, other than those included in the Employee Records, between the Assignor and any Employee.

11.4.3

The Assignor has complied with all its obligations up to Closing (other than amounts representing salary accrued due for the current pay period or for reimbursement of business expenses to be apportioned on Closing)to each Employee.

11.4.4

There will be no amounts of remuneration outstanding to any Employee at Closing (other than amounts representing salary accrued due for the current pay period or for reimbursement of business expenses).

11.4.5

No Employee has given notice to terminate, or is under notice of termination of, and to the best of Assignor’s knowledge, there are no grounds on which any Employee may be given notice to terminate, his employment.

11.4.6	All necessary consents and work permits have been obtained and are valid and current in relation to Employees

11.5	Non-Solicitation

The Assignor shall not directly or indirectly solicit Employees and engage them as employee or contractor directly or through a third party in the United Kingdom or India for a period of two years after Closing.

11.6	Post-Closing Cooperation.

In connection transfer of the services of the Employees, the Assignor on the one hand, and the Assignee, on the other, shall cooperate with each other to the extent practicable, until one year from the Closing date, with respect to any administrative actions or proceedings, litigations and any other matters involving third parties that my occur after the Closing. The party requesting cooperation shall be responsible for the reasonable cost incurred by the other party.

PART III

12.	ASSIGNMENT OF LEASED PREMISES

The Assignor will assign and the Assignee will accept assignment of the Leased Premises. The assignment of the Leased Premises shall be substantially in the manner as set out in Schedule D to this Agreement.

S.NO	ASSIGNOR	ASSIGNEE

1	Novasoft Information Technology (Europe) Limited	Intelligroup Europe Ltd.

12.1	ASSIGNOR’S REPRESENTATIONS RELATING TO ASSIGNMENT OF LEASED PREMISES.

12.1.1	Save and except as disclosed to the Assignee, the lease has not been modified, amended, supplemented, terminated, extended or renewed.

12.1.2	Assignor has not previously assigned Leased Premises or any portion thereof or entered into any agreement permitting any person or entity to use or occupy any portion of the Leased Premises.

12.1.3

To the best knowledge of Assignor, the Leased Premises comply with all applicable laws, insurance underwriters’ requirements, and all sidewalks, parking lots, plumbing, electrical, HVAC, roof and all other building systems serving the Leased Premises, are in good working order, repair and water- tight condition.

12.1.4

The lease in respect of the Leased Premises is in full force and effect and there exists no default under the lease nor, has any event occurred which, with the giving of notice or the passage of time or both, could constitute a breach or default by either Assignor or the landlord under lease of the Leased Premises.

12.1.5	That the Assignor has made all payments due under the Lease including any deposit as detailed in the Completion Statement annexed to Schedule D hereto.

12.1.6	To the best knowledge of Assignor, no hazardous materials are located on or about the Leased Premises in violation of applicable environmental laws.

12.1.7	To the best knowledge of Assignor, no pending litigation currently exists which may affect Assignee’s use of or operations on the Leased Premises.

12.2	INDEMNITIES

12.2.1

Subject to clause 6.4 hereof, the Assignor shall indemnify, defend, protect and hold harmless Assignee and its officers, employees, shareholders, agents and assigns from and against all claims, demands, losses, costs (including attorney’s reasonable fees and costs) or liabilities arising in connection with the Leased Premises as a consequence of Assignor’s breach or default of the obligations on its part to be performed under the lease agreement of the Leased Premises prior to the Closing, or as a result of any action, occurrence, inaction or condition undertaken or existing with respect to Assignor’s use or occupancy of the Leased Premises prior to the Closing.

12.2.2

Assignee shall indemnify, defend, protect and hold harmless Assignor and its officers, employees, shareholders, agents and assigns from and against all claims, demands, causes of action, costs (including attorney’s reasonable fees and costs) or liabilities arising in respect of the Leased Premises as a consequence of Assignee’s breach or default of the obligations on its part to be performed under the Lease on or after the Closing, or as a result of any action, occurrence, inaction or condition undertaken or existing with respect to Assignee’s use or occupancy of the Leased Premises on or after the Closing.

12.3	CONDITIONS PRECEDENT

Assignor shall use best endeavours to obtain the written consent of the landlord of the Leased Premises.

12.4	MISCELLANEOUS

12.4.1	Insurance: The Assignor also agrees to transfer the valid Insurance policies, if any, for the Leased Premises in favor of the Assignee with effect from the Closing.

12.5	Severability

The invalidity or unenforceability of any one or more of the provisions hereof or any part thereof shall not invalidate or render unenforceable the remaining provisions of the Agreement.  Any illegal or invalid provision of this Agreement shall be severable and all other provisions shall remain in full force and effect.

In Witness whereof the parties to this Agreement have signed this Agreement on the date and place mentioned above:

Novasoft Information Technology (Europe) Limited

Name:

Title:

Intelligroup Europe Limited

Name:	Alok Bajpai

Title:	Director

SCHEDULE A

[List and Particulars of Contracts]

NOVASOFT INFORMATION TECHNOLOGY (EUROPE) LTD, UK

S.NO.	PARTY / CUSTOMER NAME	PROJECT NAME

1	CORUS INTERNATIONAL	COR DATABASE MNGT SUPP ON SQL2000
	CORUS INTERNATIONAL	COR BAAN APPLICATION MNGT & SUPP
3	INTERMEC INTERNATION INC	INTM BAAN SUPPORT SERVICES
4	SAMSUNG SDS EUROPE LTD	SAM SAP ABAP DEVELOPMENT- ROLLING
5	SIEMENS INDUSTRIAL TURBO MACHINERY LTD	SIE SAP SUPPORT SERVICES
6	PIONEER CONSULTING LTD	PIONEER INVENSYS
7	SIEMENS INDUSTRIAL TURBO MACHINERY LTD	ECC-Forced Group EIR’s”
8	SIEMENS INDUSTRIAL TURBO MACHINERY LTD	ATLAS BACKFILL
9	SIEMENS INDUSTRIAL TURBO MACHINERY LTD	Overhauls Development
10	ADVANCED RESOURCE MANAGEMENT LIMITED	CRM IMPLEMENTATION -AXON/ XEROX (T&M)
11	ADVANCED RESOURCE MANAGEMENT LIMITED	CRM IMPLEMENTATION -AXON/ XEROX (T&M)
12	INTELLIGROUP, INC	CAPITA SAP UPGRADE (T&M)
13	CASTLE CONSULTING	Baan Support for Napier Turbochargers

SCHEDULE B

[List of Amount Outstanding from/to the Customers/Consultants respectively]

NOVASOFT INFORMATION TECHNOLOGY EUROPE LTD
DEBTOR AGEING

					Figures in GBP

GL ACCOUNT NAME	0-30 DAYS	31-45 DAYS	46 - 60 DAYS	60 - 90 DAYS	> 90 DAYS	AMOUNT

ADVANCED RESOURCES	16538.71					16,538.71
CORUS INTERNATIONAL		7,402.50			7,402.50	14,805.00
CISA CERRA DURSA S.A.	6,620.00					6,620.00
INTERMEC INTERNATIONAL INC.	27,656.33	30,500.53			(113.47)	58,043.39
INTELLIGROUP, INC	22,148.75		1,700.00	2,125.00		25,973.75
NHBC	8,225.00					8,225.00
PIONEER CONSULTING	10,381.13					10,381.13
SAMSUNG SDS EUROPE LTD	13,160.41	5,346.63		3,819.02	11,371.56	33,697.62
Siemens Industrial Turbomachinery Ltd.	32,176.00	51,371.00			38,370.80	121,917.80

TOTAL	136,906.33	94,620.66	1,700.00	5,944.02	57,031.39	296,202.40

SCHEDULE C

This ASSIGNMENT AND AMENDMENT TO EMPLOYMENT AGREEMENT (this “ Amendment Agreement”) is made and entered into as of ___________, 2007 by and among Novasoft Information Technology (Europe) Limited, corporation, organized and existing under the laws of England and having its principal place of business at  7/8, Shenley Pavillions, Chalkdell Drive, Shanley Wood, Milton Keynes, MKS 6LB  (hereinafter individually referred to as “ the Assignor” which expression shall mean and include its/their representatives, successors and permitted assigns) of the ONE PART; And

Intelligroup Europe Limited a company incorporated under the Laws of England company no. 03205142 and having its registered office at Challenge House, Sherwood Drive, Bletchley, Milton Keynes, Bucks MK3 6DP (hereinafter referred to as “the Assignee” which expression shall mean and include its representatives, successors and permitted assigns) of the SECOND PART; And

___________________, residing at ___________ having an effective employment agreement with the Assignor on the date of this Amendment Agreement (“Employee”) of the THIRD PART

This Amendment will become effective on the date of the completion of the transactions between the Assignor and the Assignee.

WHEREAS Assignor and Employee are parties to an Employment Agreement, dated  ______________ of ______ (the “Employment Agreement”), which Assignor now desires to assign to Assignee and which Assignor, Assignee and Employee now desire to amend as set forth herein; and

WHEREAS Novasoft Information Technology (Europe) Limited, has certain rights and obligations under the Employment Agreement, and desires to assign all of such rights (other than with respect to its “Confidential Information” as defined in the Agreement) and transfer such obligations to Intelligroup Inc., and Intelligroup Inc. desires to accept and assume all of such rights and obligations;

Whereas the parties acknowledge that the transaction between the Assignor and the Assignee constitutes a relevant transfer for the purposes of the Regulations so that the contract(s) of employment of the employee will take effect as if made between the Assignee and the Employee at Closing

NOW THEREFORE, in consideration of the mutual promises herein made and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Assignor, Assignee and Employee hereby agree as follows:

ARTICLE 1

ASSIGNMENT

1.1

Assignor hereby assigns to Assignee all of its right, title and interest in and to the Employment Agreement, and Assignee hereby accepts such assignment and assumes, accepts responsibility for, and agrees to pay, perform, and discharge all of Assignor’s liabilities and obligations under the Employment Agreement.  Employee hereby consents to such assignment and assumption. As a result of this assignment and assumption, all of the rights and obligations of Assignor under the Employment Agreement hereby become the rights and obligations of Assignee, and Assignor will have no further rights or obligations under the Employment Agreement, and all provisions of the Employment Agreement, including any accompanying Exhibits or Schedules, relating or referring to Assignor will hereafter be deemed to relate or refer to Assignee. The Assignor also hereby confirms and the Employee also accepts that there are no amounts due by the Assignor to the Employee in any manner i.e. by way of Salary dues, Incentives, bonus provident fund dues, etc.

ARTICLE 2

AMENDMENTS

(a)	Names. Throughout the Employment Agreement, including any accompanying Exhibits or Schedules, the Assignor’s name are hereby deleted and replaced with the words “ Intelligroup Inc.”.

(b)

Effect.  As a result of the amendments set forth in Article 2(a), all of the rights and obligations of Assignor under the Employment Agreement will become the rights and obligations of Intelligroup, and Assignor will have no further rights or obligations under the Employment Agreement, and all provisions of the Employment Agreement, including any accompanying Exhibits or Schedules, relating or referring to Assignor, will hereafter be deemed to relate or refer to Intelligroup Inc., Notwithstanding anything to the contrary contained in this amendment, Assignor will continue to enjoy its pre-existing third-party beneficiary rights under provisions of the Employment Agreement concerning “Confidential Information” (as defined in the Employment Agreement).

(c)	Notice. The “Notice” provision of the Employment Agreement are hereby amended to delete the name and addresses of Assignor and replace it with the following:

“To the Company: Intelligroup Europe Limited

with a copy to:

(d)

Stock options. Any reference to stock options are deleted and the Assignor and employee both hereby acknowledge that these provisions have never been brought into effect and that the deletion of this clause does not constitute a change in the terms of employment

ARTICLE 3

EFFECT

3.1	Except as specifically amended by these Articles or as stated to be amended independently, the Employment Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the Assignor, the Assignee and Employee have executed this Amendment as of the date first above written.

ASSIGNOR
Novasoft Information Technology (Europe) Limited

By:

ASSIGNEE
Intelligroup Europe Limited

By:

EMPLOYEE

Schedule D

This ASSIGNMENT OF LEASE AGREEMENT (this “ Agreement”) is made and entered into as of ________________, 2007 by and among Novasoft Information Technology (Europe) Limited, corporation, organized and existing under the laws of England and having its principal place of business at  7/8, Shenley Pavillions, Chalkdell Drive, Shanley Wood, Milton Keynes, MKS 6LB  (hereinafter individually referred to as “ the Assignor” which expression shall mean and include its/their representatives, successors and permitted assigns) of the ONE PART; And

Intelligroup Inc. (Co no. 03205142) a company incorporated under the laws of England  and having its registered office at Challenge House, Sherwood Drive, Bletchley, Buckinghamshire, MK3 6DP  (hereinafter referred to as “the Assignee” which expression shall mean and include its representatives, successors and permitted assigns) of the SECOND PART; And

Milton Keynes Parks Trust Limited, a Company and the Trustees of Milton Keynes Parks Trust Limited having their registered offices at Campbell Park Pavilion, 1300 Silbury Boulevard, Campbell Park Milton, Keynes MK 9 4AD (the “Master Landlords”) of the THIRD PART.

ARTICLE1

ASSIGNMENT

1.1	For the consideration as set out hereunder –

________________________________

and subject to the limitations contained herein, Assignor hereby grants to Assignee, from and after the Commencement Date, all of Assignor’s rights, title and interest under the Leased Premises more fully described under Schedule A hereto for the remaining term of the lease as per lease deed dated 23rd February 2006 between the Assignor and the Master Landlord, except for any obligations of Assignor under the lease arising out of any action, occurrence, inaction or condition undertaken or existing on or prior to the Commencement Date, which obligations Assignor shall perform.

For purposes of this Assignment, “Commencement Date” shall mean the date by which all of the following have occurred:

(a)	Master Landlord has delivered to the Assignor and to the Assignee the written consents required under the Master Assignment Agreement and the same is supported vide letter dated ______.

(b)

That the Assignor has delivered possession of the Leased Premises to the Assignee clean and free of debris, with all sidewalks, parking lot, plumbing, electrical, HVAC, proof and all other building systems serving the Leased Premises, in good working order, repair and condition.  Assignor shall use diligent efforts to deliver possession of the Leased Premises to Assignee as soon as reasonably possible.

ARTICLE 2

ACCEPTANCE AND ASSUMPTION

2.1

Assignee hereby accepts the foregoing assignment of the Leased Premises and Assignor’s rights and obligations there under; provided, however, that Assignee shall not assume, and shall have no liability with respect to, any obligations of Assignor under the Leased Premises arising out of any action, occurrence, and inaction or condition undertaken or existing on or prior to the Commencement Date.  From and after the Commencement Date, Assignee shall make all payments to the “Master Landlord” (refer to Annexure II) of Base Quarterly Rent as given under Annexure II hereto.

IN WITNESS WHEREOF, the Assignor, the Assignee and Employee have executed this Amendment as of the date first above written.

ASSIGNOR
Novasoft Information Technology (Europe) Limited

By:

ASSIGNEE
Intelligroup Europe Limited

By:

MASTER LANDLORD
Milton Keynes Parks Trust Limited, a Company and the Trustees of Milton Keynes Parks Trust Limited]

By:

Annexure I

Full Address and description of Leased Premises

Units 7&8, Shenley Pavilions
Shenley Wood
Milton Keynes
Buckinghamshire
MK5 6LB

Annexure II

[Base Quarterly Rent, Operating Expense Increases] – to be specified and defined

Base Quarterly Rent for Office – GBP 8617/- (excl. VAT)
Service Charges – Quarterly – GBP 3317.72 (excl. VAT)

SCHEDULE E

List of Employees

Sl. No	Name	Position / Title	Date of Joining	Date of Birth	Education	Total Experience in Years.	Tenure with ISGN in Years	Primary Skill	Brief Skills

1	Borra Rao Srinivas	SAP Consultant	13/06/05	13/12/76	MCA	6+	1+	ABAP	Skilled in ABAP programming including Business Connector, WebDynPro.

2	Bujade Sunil	SAP Technical Basis Consultant	2/1/07	2/1/74	B.Com	10+	<1	SAP Basis	SAP Certified Basis Consultant.

3	Chadhary Pankaj	SAP Functional Consultant	16/02/06	1/19/76	MBA Mktg	6+	1+	SD/CS/CRM	SAP Functional - SD/CS

4	Chintawar Manoj	Programmer - Analyst	1/4/00	1/7/71	MCA	10+	6	BAAN TECHNICAL	Senior Baan Technical Consultant

5	Ganesan Dwarak	Senior Consultant	26/08/05	30/07/62	CA	12+	1+	SAP FICO	FICO Consultant. COPA expert

6	Gatle Vinayak	SAP CRM Consultant	21/11/05	13/07/70	B.E (Electronics)	8+	2.5+	SAP CRM (T)/ BW/ABAP	Senior SAP Technical Consultant. Certified ABAP/BW and FICO. CRM Techical Consultant.

7	Hawkins Sonya	Telesales Executive	19/09/05	3/5/75	GCSE	15+	2+	Telesales	Telesales and Professional Services selling.

8	Jain Anshu	BaaN Consultant	15/02/00	9/9/64	B.E (Electrical)	8+	6	BAAN FUNCTIONAL	SAP NetWeaver Consultant. Baan Supply Chain consultant

9	Joshi Manish	Sr. SAP CRM Functional Consultant	27/11/06	5/7/75	BE	9+	<1	SAP CRM	SAP CRM Functional Consutant

10	Kanati Sunil	SAP ABAP Consultant	6/7/02	1/8/78	BE	5+	3+	ABAP	SAP ABAP Consultant

11	Kesagani Raj	SAP Basis Technical Consultant	29/3/07	7/12/74	AMIE	6+	<1	SAP Basis

12	Pabari Jatin	Consultant (ERP)	21/05/02	6/1/73	B.E (E&C)	9+	4+	SAP BW / ABAP	Certified SAP BW. Senior ABAP Consultant

13	Patalay Avinash	BaaN Consultant	5/9/01	26/11/74	Bcom;PGDBA	8+	5+	BAAN FUNCTIONAL	Baan Financials Consultant. MS Certified Axapta functional consultant.

14	Patil Avinash	Sr. SAP Functional Consultant	1/1/03	23/07/73		8+	4+	SAP PS	SAP PS Consultant. Team Lead for Support Delivery at Siemens

15	Rajan Avinash	SAP Basis Consultant	5/6/02	5/9/70	MSc (Comp.Sc)	9+	4+	SAP BASIS	SAP Basis Senior Consultant

16	Sah Kaushal	SAP ABAP Consultant	15/08/05	17/08/78	PGDCA	6+	1	ABAP	SAP ABAP Consultant

17	Singh Sumit	SAP ABAP Consultant	28/06/05	19/03/76	B.E (E&C)	6+	3+	ABAP	SAP Certfified ABAP resource

18	Subramanian Ananth	Vice President	27/10/05	10/4/69	BE; MBA; CPIM	13+	2+	Managerial	Managerial, Operations and Presales experience

19	Tennyson Ponnyraj	Sr. SAP Functional Consultant	9/5/06	21/06/74	PGDCA	6+	0.5	SD/CS/MM/ABAP/PM	Senior Consutant - Multi-skilled

20	Thota Abhishek	Baan Technical Consultant	25/11/06	20/05/79	MSc (Comp.Sc)	4+	0.5	BAAN TECHNICAL	Baan Technical Consultant. Oracle / Unix Admin for SAP Support. MS Certified SQL Server professional

21	Venkitraman Rajiv	BaaN Consultant	4/8/01	7/11/75		6+	4+	BAAN FUNCTIONAL	Baan Financials Consultant

22	Willis Kirsty	Admin Executive	22/09/03	8/12/73	GCSE;NVQ Level 2	7+	3+	General admin	General Admin

SCHEDULE F

List of Moveable Fixed Assets
List of Servers & Desktops

Location	Type	Model	Serial No	Product No	Issued To	Condition

MK	SVR	Compaq Proliant 800	8010CSG10059	PL800	Old Domain Controller	DAMAGED

MK	SVR	DELL PowerEdge SC1420	10620998695	4VNGV1J	Domain Controller	Good Working Condition

MK	SVR	HP Proliant ML370 G3	800PLH714D	-	Axapta Server	Good Working Condition

MK	SVR	Unbranded	-	-	New Act Server	Good Working Condition

MK	DT	Compaq Presario Desktop 2200	CZB329661L	-	AVAILABLE	OUTDATED

MK	DT	DELL Dimension 2400	16388534359	7J1B61J	Kirsty Willis	Good Working Condition

MK	DT	DELL Optiflex GX520	28454614507	D2L552J	Shiva Patil	Good Working Condition

MK	DT	DELL Optiflex GX520	24101049835	B2L552J	Sonya Hawkins	Good Working Condition

MK	DT	DELL Optiflex GX520	-	-	Finance Room	Good Working Condition

MK	DT	DELL Optiflex GX520	-	-	AVAILABLE	Good Working Condition

MK	DT	Ei System 5025	4000165700241	914.159	AVAILABLE	Good Working Condition

MK	DT	Ei System 5025	4000165700170	914.159	BaaN Go2MyPC setup	Good Working Condition

MK	DT	Ei System 5025	4000165700258	914.159	Telephone System	Good Working Condition

MK	DT	E-Machines 810	QIM3850200362	-	AVAILABLE	DAMAGED

MK	DT	HP Brio	NLO2517224	D9099E	AVAILABLE	OUTDATED

MK	DT	HP Brio	NLO3716728	D8963T	BaaN Test Machine	OUTDATED

MK	DT	HP Brio	NLO2519221	D9099E	AVAILABLE	OUTDATED

MK	DT	HP Brio	NLO1715371	D9099E	AVAILABLE	OUTDATED

MK	DT	HP Brio	NLO3716766	D8963T	AVAILABLE	OUTDATED

SVR:  Server
DT:    Desktop
MK:   Milton Keynes

List of Notebook Computers

Location	Model	Serial No	Product No	Issued To	Condition

MK	Acer Travelmate 4150	LXT760606852810276ED00	TM4151Lmi	AVAILABLE	Good Working Condition

LI	Acer Travelmate 4150	LXT760606852810310ED00	TM4151Lmi	Vinayak Gatle	Good Working Condition

LON	Compaq Presario 2100	CNF3411VSS	DP834E	Sumit Singh	Good Working Condition

MK	Compaq Presario 2100	CNF3430BOP		AVAILABLE	Good Working Condition

MK	Compaq Presario 2500	CN30815181	2511EA	AVAILABLE	Good Working Condition

LI	Compaq Presario 2500	CNF3471Q25		Avinash Rajan	Good Working Condition

LI	Compaq Presario 2500	CNF3471ND3	DU590E#ABU	Avinash Patil	Good Working Condition

MK	Compaq Presario 2500	TW30616972	2511EA	AVAILABLE	DAMAGED

MK	Compaq Presario 2500	CNF4090GGW	DX723E#ABU	AVAILABLE	DAMAGED

MK	Compaq Presario 2500	CNF3471P6P	DU590E#ABU	Avinash Patalay	Good Working Condition

LON	Compaq Presario 2500	CNF4090G2K		Dwarakanath Ganesan	Good Working Condition

MK	DELL Inspiron 1100	CN-08U782-12961-36D-2074	PP07L	AVAILABLE	Good Working Condition

MK	DELL Inspiron 1100	CN-09U782-12961-36D-4856	PP07L	AVAILABLE	Good Working Condition

LI	DELL Latitude D500	CN-04Y212-48643-38Q-2055	PP05L	Kesagani Nagaraju	Good Working Condition

MK	DELL Precision M50	2PB974A01	PP01X	AVAILABLE	Good Working Condition

MK	DELL Precision M50	2PG74A01	PP01X	Avinash Patalay	Good Working Condition

MK	HP Omnibook XE2	TW02912961		AVAILABLE	OUTDATED

MK	HP Omnibook XE3	TW10314984	T18M038	AVAILABLE	OUTDATED

LI	HP Omnibook XE3	TW15205516	T18M038	Sunil Kumar	Good Working Condition

MK	HP Omnibook XE3	TW04309683	T18M038	AVAILABLE	DAMAGED

MK	HP Omnibook XE3	TW15205519	F2337K	AVAILABLE	OUTDATED

MK	HP Omnibook XE3	TW11619064	F2337K	AVAILABLE	OUTDATED

MK	HP Omnibook XE3	-	T18M038	AVAILABLE	OUTDATED

MK	HP Omnibook XT6200	TW22400215	-	AVAILABLE	DAMAGED

RED	Packard Bell EasyNote E5	MIT-LYN02	P830401001	Anshu Jain	Good Working Condition

MK	Sony VIAO	281435505101809	PCG - ZIRSP	AVAILABLE	DAMAGED

MK	Toshiba Satellite A30-203	Z3407122K	-	David Adams	Good Working Condition

MK	Toshiba Satellite A30-203	14314317K	-	AVAILABLE	DAMAGED

MK	Toshiba Satellite S1800 -921	3278373434G	PS183E-00HTT-EN	AVAILABLE	OUTDATED

MK	Toshiba Satellite Pro 4600	31671718G SS460-0	PS460E-0002P-EN	AVAILABLE	Good Working Condition

MK	Toshiba Pro SPA 40	44062843H		AVAILABLE	DAMAGED

LI	Lincoln
MK	Milton Keynes
LON	London
RED	Reading

List of Printers

Location	Type	Model	Serial No	Product No	Issued To	Condition

MK	PRINTER	HP Laserjet 1100	-	-	Unit 7	Good Working Codition

MK	PRINTER	HP Laserjet 2100	-	-	Unit 8	Good Working Codition

MK	PRINTER	Canon IR 3100CN	VLY00258	-	Unit 8	Good Working Codition

Schedule G

List of Employees Not being transferred

Sl. No	Name	Position / Title	Date of Joining	Date of Birth	Education	Total Experience in Years.	Tenure with ISGN in Years	Primary Skill	Brief Skills

1	David Adams	Vice President	23/02/2004	20/08/1949	B.Sc (Hons)	23+	3+	Sales	Sales and Customer Relationship Management